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                                                                    EXHIBIT 10.1

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of July 17, 2002 (the "Effective Date"), by and between Accupoll, Inc., a Deleware corporation and it's affiliate Accupoll Holding Company, a Nevada Corporation (the "Company"), and Chet Noblett (the "Consultant"), with reference to the following facts:

                                    RECITALS

         WHEREAS, the Company desires to retain the services of the Consultant and the Consultant desires to perform services as an independent contractor for the Company.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

1. SCOPE OF SERVICES. The Consultant agrees to provide services to the Company relating to sales and marketing, and such other operational and business development services as the Company may reasonably request. (the "Services"). The Consultant will determine the method, details and means of performing the Services, and shall use his best efforts to accomplish the Services within the times required by the Company. The company agrees that the internal title of consultant shall be Vice President of Sales. The Consultant agrees to provide what would be considered a full-time schedule to the Company, and shall not engage in any activity that shall interfere with the terms and conditions of this Agreement.

2. TERM AND TERMINATION.

         2.1 The term of this Agreement shall commence as of the Effective Date and, unless sooner terminated as provided herein, shall continue on a month-to-month basis, commencing on July 17, 2002, and expiring on July 16, 2003, unless one party shall have given fifteen (15) days advance written notice to the other party to terminate the Agreement.

         2.2 The Company and the Consultant may mutually agree in writing to terminate this Agreement at any time.

         2.3 This Agreement shall automatically terminate upon the occurrence of any of the following events:

                  (a) the bankruptcy of either party;

                  (b) the liquidation or dissolution of either party.

         2.4 Upon any termination of this Agreement, the Consultant shall promptly deliver to the Company all Confidential Information (defined below) and property belonging to the Company that is in its possession or under its control, and the Consultant shall retain no copies or reproductions of such Confidential Information.

3. COMPENSATION. For all services rendered by the Consultant under this Agreement, the Company shall compensate to Consultant the following:


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         1        Company shall pay the Consultant a bi- weekly consulting fee in the amount of $3,461.54 at the end of each two-week period.


         2 Upon the company reaching gross annual sales of $10,000,000.00 your bi-weekly consulting fee will be increased to $4,615.38.

         3 Upon the company reaching gross annual sales of $20,000,000.00, your bi-weekly consulting fee will be increased to $5,769.23

         4 Consultant shall be granted the option to purchase up to 100,000 shares of the company's common stock at a price of $1.00 per share. The 100,000 shares shall vest at a rate of 8,333 shares per month. The shares are restricted for one year, unless the company files a registration statement, enabling employees of the company to sell their shares prior to the expiration of one year. Upon such an event, the Consultant shares shall be registered on a pro-rata basis consistent with what is being offered as registration to employees of the Company. The shares shall be considered net-exercisable. Upon termination of this agreement, all shares must be exercised, or they will be forfeited back to the Company.

4. INDEPENDENT CONTRACTOR RELATIONSHIP. The Consultant shall not have any authority to enter into contracts, make commitments or otherwise bind the Company to any obligations without the Company's prior written consent. The Consultant shall be required to hire his own employees and shall have full and sole responsibility for the payment of all federal, state and local taxes or contributions that are required pursuant to unemployment insurance, social security, income taxes, and workers' compensation statutes, and agrees to indemnify the Company for any liability relating thereto or resulting from the acts, omissions or negligence of the Consultant or his employees or agents arising out of or relating to the Services. It is agreed that neither the Consultant nor his employees shall have a claim against the Company by reason of the Services performed under this Agreement for any social security, disability, unemployment, vacation, sick leave, insurance, retirement or any other employment benefits of any kind.

5. CONFIDENTIALITY AND NON-CIRCUMVENTION.

         (a) The Consultant acknowledges and agrees that he has had and will continue to have access to or be provided with confidential information of the Company during the term of this Agreement. As used herein, the term "Confidential Information" shall mean any and all proprietary or confidential information of the Company, including, without limitation, the Company's business plan, business presentation or related proprietary and financial information as well as other confidential or proprietary information of the Company regarding the Company's business, plans, financial results and statements, markets, projected activities, customers and results of operations, requirements and sources, contracts, means, methods and processes of providing services, copyrights, patents, trademarks, trade secrets, and financial information.

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         (b) The Consultant agrees to keep the Confidential Information in the strictest confidence, and the Consultant agrees that it will not, directly or indirectly, publish or disclose, or authorize the publication or disclosure of, or assist any third party in publishing or disclosing, any Confidential Information to anyone other than employees of the Consultant, but only to the extent necessary for the Consultant to perform the Services and subject in each such case to the Consultant's using its best efforts to ensure that the persons to whom Confidential Information is disclosed keep such information confidential and do not use such Confidential Information except for the purposes for which the disclosure is made. The Consultant agrees to comply with the Company's policies and regulations, as may be reasonably established from time to time, for the protection of its Confidential Information.


         (c) The Consultant's confidentiality obligations shall continue with respect to each item of Confidential Information, including after the termination of this Agreement, until such time as the Consultant can show that any such item of Confidential Information (i) has legally and properly entered the public domain through a source other than the Consultant and through no fault of the Consultant, (ii) has legally and properly been received from an unrelated third party through no breach of any agreement with the Company and without an obligation to keep it confidential, or (iii) was known to the Consultant or was in the Consultant's possession, without any obligation to keep it confidential, prior to the receipt of such item of Confidential Information from the Company.

         (d) The Consultant acknowledges that the Confidential Information is of a special, unique and extraordinary character and for that reason the Company will be irreparably damaged in the event that the confidentiality or non-circumvention obligations imposed upon Consultant, as set forth herein, are not specifically enforced. Accordingly, the Consultant agrees that the Company shall be entitled, at its election, to institute and prosecute proceedings against the Consultant, as set forth herein, in any court of competent jurisdiction, either at law or equity, to: (a) obtain damages for breach of the obligations hereunder; (b) enforce specific performance of said obligations, or both. Such remedies are cumulative and not exclusive and shall be in addition to any and all other remedies which the Company may have, at law or in equity, in the event the Consultant breaches any of its obligations hereunder. The parties hereto confirm that the covenants in this Agreement are expressly deemed to cover acts of negligence and any inadvertent disclosure or violation of the terms herein.

6. INDEMNIFICATION. The Consultant hereby agrees to indemnify, defend and hold harmless the Company, and each of its directors, officers, shareholders, employees, agents and representatives, from and against any and all claims, losses, and damages arising out of or relating to the Services.

7. MISCELLANEOUS.

         7.1 ENTIRE AGREEMENT. Except as otherwise provided herein, this Agreement constitutes the entire agreement between the parties, and all prior negotiations, representations, or agreements between the parties, whether oral or written, are merged into this Agreement. This Agreement may only be modified by an agreement in writing executed by the parties hereto.

         7.2 BINDING EFFECT, ASSIGNMENT. Neither this Agreement nor any of its provisions are assignable by either of the contracting parties. This Agreement shall inure to the benefit of and be binding upon their respective successors in interest and personal representatives and shall extend to their controlled corporations, partnerships, trusts, proprietorships, affiliates, agents, trustees or executives.

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         7.3 NOTICES. All notices, requests, demands, and other communications provided for hereunder shall be in writing or by facsimile transmission and shall be deemed to have been duly given:

         (i) On the date of service if delivered in person o by facsimile transmission (with the facsimile confirmation of transmission receipt acting as confirmation of service when sent); or

         (ii) Three (3) days after mailing by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

                  If to the Company:        Accupoll Inc.
                                            4440 Von Karmen Ste. 125
                                            Irvine, Ca
                                            Attn.: Dennis Vadura, CEO

                  If to the Consultant:     Chet Noblett
                                            __________________________
                                            __________________________


or at such other address as the party affected may designate in a written notice in compliance with this Section.

         7.4 ARBITRATION. All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of the American Arbitration Association ("AAA") by one or more arbitrators appointed in accordance with said Rules. The place of arbitration shall be Orange County, California. The parties hereby renounce any right of recourse that they may have before a court of any jurisdiction except to obtain preliminary or injunctive relief or to enforce an award of the arbitrator. If any award rendered by an arbitrator in accordance with this arbitration clause would not be capable of being executed in the jurisdiction of a party against whom a claim for payment is made or where that party resides or carries on business, neither the award nor the said arbitration clause shall bar a party hereto from taking action before the courts that have jurisdiction over such other party.

         7.5 ATTORNEYS' FEES. In the event that any party shall bring an action or arbitration in connection with the performance, breach or interpretation of this Agreement, then the prevailing party in such action, as determined by the court or other body having jurisdiction, shall be entitled to recover from the losing party in such action, as determined by the court or other body having jurisdiction, all reasonable costs and expenses of litigation or arbitration, including reasonable attorneys' fees, court costs, costs of investigation and other costs reasonably related to such proceeding, in such amounts as may be determined in the discretion of the court or other body having jurisdiction.

         7.6 SECTION HEADINGS. The various section headings are inserted for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement or any section hereof.

         7.7 SEVERABILITY. In the event that any provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.

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         7.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute a single agreement, each of which shall be an original for all purposes.

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

                                               "Company"

                                               Accupoll, Inc.,
                                               a Deleware corporation


                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Its:
                                                   -----------------------------


                                               "Consultant"


                                               Chet Noblett



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